Calculation of Filing Fee Tables
S-3
QXO, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	Other	19,352	$ 16.41	$ 317,566.32	0.0001381	$ 43.86
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 317,566.32		$ 43.86
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 43.86
			Net Fee Due:						$ 0.00
Offering Note
[1]	The number of shares of QXO common stock being registered is based on the number of shares of QXO, Inc. ("QXO") common stock that may be issued upon the vesting and settlement of restricted stock unit awards subject to service-based vesting requirements and restricted stock unit awards subject to performance-based vesting requirements granted under the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan and assumed by QXO in connection with its acquisition of TopBuild Corp. ("TopBuild") that are currently outstanding and held by former employees of TopBuild and its subsidiaries, as adjusted by multiplying the number of shares of TopBuild common stock underlying such restricted stock units by 20.200, the ratio under which shares of QXO common stock were issued in exchange for shares of TopBuild common stock to TopBuild stockholders that elected stock consideration pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 18, 2026, among QXO, Titanium MergerCo, Inc. and Titanium MergerCo 2, LLC, each a wholly owned subsidiary of QXO, and TopBuild. Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of QXO common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by QXO's Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional common stock. Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $16.41 per share, which is the average of the high and low prices of QXO common stock on the New York Stock Exchange on June 24, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	QXO, Inc.	S-4	333-295973	05/18/2026		$ 43.86	Equity	Common Stock, par value $0.00001 per share	255,834,068	$ 5,224,840,923.66
Fee Offset Sources	2	QXO, Inc.	S-4	333-295973		05/18/2026						$ 43.86
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered $11,682,848,972.48 in aggregate offering amount of common stock pursuant to the Registration Statement on Form S-4 (File Number 333-295973) filed on May 18, 2026, as amended by Pre-Effective Amendment No. 1 filed on May 29, 2026 and Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 filed on July 1, 2026 (the "Prior Registration Statement"). The offering of shares as merger consideration was completed on July 1, 2026; upon completion of the offering, there were unsold shares as merger consideration remaining for which a filing fee of $721,550.53 had been paid that may be used as an offset against future filings.

Offset Note
[2]	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to such unsold shares under the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $43.86 from the fees previously paid in connection with the Prior Registration Statement, with $721,506.67 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date